Exhibit 99.4

CONSENT OF SYED B. ALI

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to be named in the joint proxy statement/prospectus which forms a part of Registration Statement No. __ on Form S-4 of Marvell Technology Group Ltd. (“Marvell”), as amended (the “Registration Statement”), as a person to become a member of Marvell’s board of directors and to the filing of this consent as an exhibit to the Registration Statement.

Dated: December 21, 2017

/s/ Syed B. Ali

Syed B. Ali